                                                                     EXHIBIT 4.5

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE STOCK

Corporation: PLUMTREE SOFTWARE, INC., a California corporation (the "Company")

Number of Shares: (i) 105,000 divided by Fair Market Value (as defined below) if the Obligations of the Company under and as defined in that certain Loan and Security Agreement, dated as of the Issue Date (as defined below) (the "Loan Agreement"), between the Company and Holder (as defined below) are repaid in full within 90 days following the Issue Date or (ii) 120,000 divided by Fair Market Value if the Obligations are repaid in full after 90 days following the Issue Date.

Class of Stock: the Company's Series D Preferred Stock to be authorized and sold in its next venture financing (the "Shares").

Initial Exercise Price: Fair Market Value (as used herein, the term "Fair Market Value" means (i) the per share sale price of the Company's Series C Preferred Stock or (ii) the per share sale price of the Company's Series D Preferred Stock if the closing for the issue and sale thereof occurs within 90 days of the Issue
Date).

Issue Date: April 2, 1999

Expiration Date: The fifth anniversary of the Issue Date.

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable Shares of the Company at the Initial Exercise Price per Share as set forth above and as adjusted pursuant to Article 2 of this Warrant (the "Warrant Price"), subject to the provisions and upon the terms and conditions set forth in this Warrant.

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

ARTICLE 1. EXERCISE.
           --------

     1.1  Method of Exercise.  Holder may exercise his Warrant by delivering a
          ------------------
duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2  Conversion Right.  In lieu of exercising this Warrant as specified in
          ----------------
Section 1.1, Holder may convert this Warrant, in whole but not in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to
Section 1.4.

     1.3  (Intentionally Omitted)

     1.4  Fair Market Value.  If the Shares are traded in a public market, the
          -----------------
fair market value of the Shares shall be the average of the closing prices of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the five business days immediately before Holder delivers its Notice of Exercise to the Company, or if there have been no sales on any such business day, the average of the highest bid and lowest asked price at the end of such business day. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.5  (Intentionally Omitted)

     1.6  Replacement of Warrants.  On receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.7  Repurchase on Sale, Merger, or Consolidation of the Company
          -----------------------------------------------------------

          1.7.1.    "Acquisition".  For the purpose of this Warrant,
                    -------------
     "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company,

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

     or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.7.2.    Assumption of Warrant. Upon the closing of any Acquisition,
                    ---------------------
     the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, and the Warrant Price shall be adjusted accordingly; provided that if pursuant to such
                                    --------
     Acquisition the entire outstanding class of the Shares issuable upon exercise of the unexercised portion of this Warrant are canceled and the total consideration payable to the holders of such class of Shares consists entirely of cash, then, upon payment to the holder of this Warrant of an amount equal to the amount such holder would receive if such holder held the Shares issuable upon exercise of the unexercised portion of this Warrant and such Shares were outstanding on the record date for the Acquisition less the aggregate Warrant Price of such Shares, this Warrant
                 ----
     shall be canceled.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

     2.1  Stock Dividends, Splits, Etc.  If the Company declares or pays a
          ----------------------------
dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2  Reclassification, Exchange or Substitution.  Except in the case of an
          ------------------------------------------
Acquisition to which the provisions of Section 1.7 are applicable, upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

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

     2.3  Adjustments for Combinations, Etc.  If the outstanding Shares are
          ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares as to which this warrant is exercisable shall be proportionately decreased.

     2.4  Adjustments for Diluting Issuances.  The Shares shall have the same
          ----------------------------------
dilution and other protections afforded to the outstanding securities of the same class under the provisions of the Company's Amended and Restated Articles of Incorporation (the "Provisions"), and for the purpose of the protections provided under the Provisions, the Shares shall be deemed to be issued and outstanding on and after the Issue Date.

     2.5  No Impairment.  The Company shall not, by amendment of its Articles of
          -------------
Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article 2 against impairment.

     2.6  Fractional Shares.  No fractional Shares shall be issuable upon
          -----------------
exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

     2.7  Certificate as to Adjustments.  Upon each adjustment of the Warrant
          -----------------------------
Price, the Company at its expense shall promptly compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.
            --------------------------------------------

     3.1  Representations and Warranties.  The Company hereby represents and
          ------------------------------
warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2  Notice of Certain Events.  If the Company proposes at any time (a) to
          ------------------------
declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to effect any reclassification or
recapitalization of common stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (b) and (c) above; and (2) in the case of the matters referred to in (b) and (c) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

     3.3  Information.  So long as the Holder holds this Warrant and/or any of
          -----------
the Shares, the Company shall deliver to the Holder (a) promptly, copies of all notices or other written communications to which the Holder would be entitled if it held the Shares as to which this Warrant was then exercisable and (b) such other financial statements required under and in accordance with any loan documents between Holder and the Company, or if there are no such requirements or if the subject loan(s) are no longer are outstanding, then within 45 days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

     3.4  Registration Rights.  The Common Stock issuable upon conversion of the
          -------------------
Shares, shall be entitled to "piggyback" registration rights in accordance with the terms of the Investor Rights Agreement, dated as of _________ , between the Company and its investors (the "Investor Rights Agreement" -- a true copy of which has been furnished by the Company to the Holder) and by accepting this Warrant, Holder agrees to be subject to corresponding obligations of the holders of "piggyback" registration rights, including the market standoff obligations (of up to 180 days) contained in the Investor Rights Agreement. Upon the exercise of this Warrant, the Company will use reasonable best efforts to allow Holder to become a party to the Investor Rights Agreement solely for purposes of enabling Holding to obtain the "piggyback" registration rights described in the preceding paragraph.

ARTICLE 4.  MISCELLANEOUS.
            -------------

     4.1  Term; Notice of Expiration.  This Warrant is exercisable, in whole or
          --------------------------
in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 15 days before the Expiration Date and, in the case of an Acquisition to which the proviso of Section 1.7.2 shall be applicable, 15 days notice of such Acquisition. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

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

     4.2  Legends. This Warrant and the Shares (and the securities issuable,
          -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3  Compliance with Securities Laws on Transfer. This Warrant and the
          -------------------------------------------
Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents in writing that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents in writing that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4  Transfer Procedure.  Subject to the provisions of Section 4.3 Holder
          ------------------
may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee acceptable to the Company (which acceptance shall not be unreasonably withheld or delayed) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5  Notices.  All notices and other communications from the Company to the
          -------
Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or by overnight courier, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

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

     4.6  Waiver.  This Warrant and any term hereof may be changed, waived,
          ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7  Attorneys Fees.  In the event of any dispute between the parties
          --------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                       "COMPANY"

                                       PLUMTREE SOFTWARE, INC.,
                                       a California corporation

                                       By: /s/JOHN KUNZE
                                       -----------------------------------
                                       Name: John Kunze
                                       -----------------------------------
                                       (Print)
                                       Title:      CEO

                                               Chairman of the Board, President
                                               or Vice President

                                       By: /s/MARSHALL SMITH
                                       -----------------------------------
                                       Name: Marshall Smith
                                       -----------------------------------
                                       (Print)
                                       Title:
                                               Chief Financial Officer,
                                               Secretary, Assistant Treasurer or
                                               Assistant Secretary

                                      -7-